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                                                                Exhibit 23.03

                         Independent Auditors' Consent




The Board of Directors and Shareholders
Occidente y Caribe Cellular S.A.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                       /s/ KPMG Peat Marwick


Medellin Columbia
August 5, 1996